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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 1999, except for Note 12 and
Note 15, as to which the date is April 9, 1999, relating to the financial statements, which appear in the 1999 Annual Report to Stockholders of Blyth Industries, Inc. and Subsidiaries, which is incorporated by reference in Blyth Industries, Inc. Annual Report on Form 10-K for the year ended January 31, 1999. We also consent to the incorporation by reference of our report dated March 25, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP

December 20, 1999